To: Nasir Mogul, President

Mogul International Group, Inc

From: Joseph F. Battiato, Chairman

Global Ecology Corporation

Re: Letter of Understanding

Date: June 8,2009

The purpose of this Letter of Understanding ("Letter") is to set forth certain non-binding understandings and certain binding commitments between Global Ecology Corporation , a

Nevada USA corporation, with offices at 140 Smith Street, Fifth Floor, Keasbey, New Jersey

08832 ("GEC") and Mogul International Group, Inc, a United States corporation with offices at

785 Seventh Ave., New York, NY ("MI"), with respect to a proposed transaction in which GEC and Ml will form a jointly owned entity known as Global Water Systems ("GWS") that will engage in water distribution in certain mutually agreed upon countries.

For purposes of this Letter, GEC, and MI are sometimes collectively referred to as the "parties"

and individually as a "party." Also, GEC's water treatment technology and related systems is referred to as "Technology" or "Products" in this Letter. For purposes of this Letter, the parties are hereby contemplating a business transaction(s) that strictly involves the distribution and franchising of Products that will be manufactured in the county in which it is intended to be distributed in and the collection of revenues associated with the operation of the distributorships within the country for the sale of water. No other areas of business outside of the designated industry are subject to the transaction(s) contemplated in this Letter.

The terms of the operation and ownership share will be more particularly set forth in the Articles of Incorporation, Corporate Resolutions and By-laws of GWS and the related foreign corporations to be established in the agreed upon countries. There may also be one or more additional definitive agreements (collectively "Definitive Agreements") to be mutually agreed upon by the parties. This Letter outlines the proposed transaction based on each party's present understanding of the current condition of the requirements and business operations of GEC and

MI. In particular, MI understands that GEC is a U.S. publicly traded company and GEC understands that MI is a privately held company with locations in the United States and other countries.

The following numbered paragraphs constitute a general outline of the proposed transaction, key ancillary agreements and important conditions. The provisions shall be included in GWS corporate documents and any other related Definitive Agreements, but in all instances are intended to represent the previously agreed upon Terms and Conditions expected to be binding on both Parties. The parties' expressly state their intention that this Letter as a whole, and paragraphs I - 4 in particular, and shall constitute a legal and binding obligation and agreement between any of the parties and is intended to be an extensive summary of all of the Terms and

Conditions of the proposed business combination. It is further understood any additional details that are not covered here or are found to be required to more accurately reflect the understanding that the parties have come to will be agreed upon my mutual consent and incorporated in the formation documents of the respective corporations. All Terms and Conditions of this Letter may subject to the approval of the parties' Board of Directors and shareholders, if necessary such consent will not be unreasonably withheld.

STATEMENT OF UNDERSTANDING

I. Jointly Owned Entity. MI has formed GWS, a Delaware Corporation, and will form GWS in

Bangladesh ("GWSB") and Pakistan ("GWSP") at the earliest possible time. Ownership of GWS will be shared equally between GEC and MI (50/50) with no other shareholders in the company unless both Parties agree to such entrance. Once formed, GWSB and GWSP will be 2/3 owned by GWS and 1/3 owned by the manufacturing company local to the respective country and no other shareholders will be admitted to these companies without unanimous shareholder consent.

It is understood while other countries may be considered for such a venture in the future, this

Letter only applies to Bangladesh and Pakistan, thus MI or any other party may not imply or indicate that there is an agreement between the parties for any other reason or region other than what is covered specifically in the Letter. A GWS Web site has been established by MI, GEC will, to the best of its ability, provide the necessary content to make the site as informative and appealing as possible.

2. GEC's Technology and Products - It is understood GEC's sole requirement for this venture will be to provide (I) technical capabilities and personnel associated with GEC's water treatment

Technology, (2) the various types of products used for water treatment offered by GEC, (3) the continued development of most appropriate water treatment units to be distributed in the identified country, (4) the supply of the ionized copper required to properly treat the water in the system along with any certifications such product may have. It is understood the utilization of the specialized formula of ionized copper is an integral part of the process and systems GEC utilizes.

3. MIs Contributions - It is understood MI will or will cause to have any and all finances available to launch this project. The use of these funds will be specifically for the acquisition of all necessary parties and space required to manufacture the units in the respective countries.

Additionally to the extent required (or requested by GWS) the finances will cover the cost of travel and reasonable out of pocket to have the personnel go to the manufacturing site for initial training and education of the local manufacturing personnel. Additionally, MI has represented it has certain specific knowledge, contacts and ability necessary for the establishment of a water distribution company in both Bangladesh and Pakistan. MI will draw upon those assets to make this a mutually successful venture and will not embark in any other such venture without including GWS.

4. Profit Sharing and Expenses - Both parties to this agreement will share in all profits of GWSB and GWSP based on the ownership share of GWS. It is further understood, none of the shareholders of any of the corporations involved will be paid a salary or compensation in any form other than sharing in their respective profits unless shareholder unanimous consent is provided. In addition no expenses will be paid by the corporations without unanimous shareholder consent, however; it is understood a reasonable budget for day to day operations and the manufacture of the units will be established and approval of such budget and related payments will not be unreasonable withheld by any shareholder. MI will be responsible for the producing monthly financial statements and will cooperate with GEC in the production of any other information it may need to meet its public filing requirements. All profits will be distributed with IS days of the end of each calendar month. It is understood revenues and profits will be generated by both the sale of the individual water treatment units as well as residuals associated with the distribution of the treated water (in all forms, mobile unit, standing containers or individual bottles)

5. Preparation of Corporate Documents - The parties have negotiated all critical the Terms and

Conditions associated with this venture and it is agreed that such Terms and Conditions will be incorporated into the formation and operational documents of the respective companies as soon as practical. It is further understood if during the course of preparing such documentation any material facts or concepts are uncovered and changes or adjustment are required to make the general Terms and Conditions of this Letter applicable and enforceable, both paI1ies will work toward a mutually beneficial solution to keep with the intent of this Agreement. It is agreed that in no event will it take longer than 30 days for the date of this letter to complete all documentation associated with GWS and 90 days for GWSB and GWSP. To the extent appropriate for transactions of this type and size, the Corporate Documents will contain customary representations, warranties, covenants, indemnities and other agreements of the parties, including but not limited to: (I) representations and warranties related to each paI1y's power and authority to enter into the Definitive Agreements and perform its obligations thereunder; (2) representation and warranty by GEC that GEC can fulfill the requirements in connection with GEC's Technology and Products; (3) various representations and warranties concerning GEC and MI such as due organization, good standing, the absence of violation of other agreements and laws and other matters customarily for transactions of this sort; (4)

indemnities from GEC in favor of MI against all claims and liabilities with respect to breach of such representations and warranties; (5) indemnities from MI in favor of GEC against all claims and liabilities with respect to breach of MI's representations and warranties.

The Corporate Documents are also expected to include, without limitation: (I) a confidentiality and non-compete agreement; and (2) any other agreements necessary or desirable in connection with any of the foregoing arrangements or any transaction contemplated herein.

In consideration of the costs to be borne by each party in pursuing the transactions contemplated by this Letter and in consideration of the mutual undel1akings by the parties as to the matters described in this Letter, upon execution of counterparts of this Letter by each party, the following paragraphs 6 through 10 will constitute legally binding and enforceable agreements of the parties regarding the procedures for the negotiation and preparation of all documents.

6. Confidentiality - By their signature below, each party agrees to keep in strict confidence all information regarding the terms of this Letter, except to the extent GEC must disclose information to lenders, stockholders ( for compliance with SEC regulations) and equity partners to obtain necessary debt and equity financing. If this proposal is terminated as provided in paragraph 9, each party upon request will promptly return to the other party all documents,

contracts, records, or other information received by it that disclose or embody confidential information of the other party. GEC agrees to keep all material and information provided to it,

under paragraph six above, confidential and to promptly return the same to MI upon termination of this Letter. The provisions of this paragraph shall survive termination of the Definitive

Agreements.

7. Public Disclosure - No party will make any public disclosure or issue any press releases pertaining to the existence of this Letter or to the proposed acquisition and sale between the

paI1ies without having first obtained the consent of the other paI1ies, except for communications with employees, customers, suppliers, governmental agencies, and other groups as may be legally required or necessary or appropriate (i.e., any securities filings or notices), and which are not inconsistent with the prompt consummation of the transactions contemplated in this Letter. The provisions of this paragraph shall survive termination of the Definitive Agreements.

8. Disclaimer of Liabilities - Except for breach of any confidentiality provisions hereof, no party to this Letter shall have any liability to any other party for any liabilities, losses, damages

(whether special, incidental or consequential), costs, or expenses incurred by the party in the event the negotiations among the parties are terminated. Except to the extent otherwise provided in any Definitive Agreement entered into by the parties, each party shall be solely responsible for its own expenses, legal fees and consulting fees related to the negotiations described in this

Letter, whether or not any of the transactions contemplated in this Letter are consummated.

9. Termination - Each party hereby reaffirms its intention that this Letter as a whole, and all paragraphs, is intended to constitute, and shall be used to constitute, a legal and binding obligation, through the delivery of the necessary corporate documents. Accordingly, the parties agree that any party to this Letter may not withdraw from this project at any time. Only if both parties mutually agree that the implementation of this project becomes problematic from a technical or financial standpoint can such termination occur. Both parties understand once this agreement has been executed not implementing this project will be extremely damaging to the other party and the non-defaulting party will be entitled to seek damages in an amount equal to the highest level possible for a transaction of this type.

If the terms of this Letter are agreeable to the Parties, then a signed copy by facsimile (or scan)

will be transmitted with an original signed copy by overnight mail as directed by the representatives of GEC and MI by no later than noon on June 12, 2009. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which taken together shall constitute one and the same document. Upon acceptance of this Letter all provisions of this Agreement will become binding and each party,

will diligently work toward the completion of the governing corporate documents.

Agreed and Accepted:

Global Ecology Corporation

/s/ Joseph F. Battiato

Joseph F. Battiato, Chairman

Mogul International Group, Inc.

/s/ Tariq Abdulla

Nasir Mog;1i,PreSideni,

By Tariq Abdullah, Authorized Signatory